UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2012

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

(407) - 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 11, 2012, we entered into MultiFamily Loan and Securities Agreements (the “Loans”) with KeyCorp Real Estate Capital Markets, Inc., originated under Fannie Mae’s Delegated Underwriting and Servicing Product Line, to refinance our Terrace at Mountain Creek, River’s Edge at Yardley, Forestview Manor, GreenTree at Westwood and Windsor Oaks properties. The Loans are at a fixed rate of 4.45% for a term of seven years. Proceeds from the Loans of $32.0 million exceeded the debt repaid and loan fees and expenses, by approximately $12.1 million. The Loans are secured by first priority liens on the refinanced properties. In connection with documentation and closing the Loans, we paid fees and expenses totaling approximately $626,000.

Item 8.01	Other Events

Attached hereto as Exhibits 99.1 and 99.2 are communications that the company is sending to its security holders.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Multifamily Loan and Security Agreement by and Between Forestview Manor, LLC, and KeyCorp Real Estate Capital Markets, Inc., dated June 11, 2012 with Schedule disclosing other essentially similar Loan and Security Agreements.

99.1	Shareholder Letter Dated June 11, 2012

99.2	2012 Summer – Company Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: June 14, 2012	By:	/s/ Sharon Kaiser
Sharon Kaiser
Chief Financial Officer